Exhibit 99.B(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Equity Trust

We consent to the use of our report dated July 28, 2009, incorporated herein by reference, on ING Index Plus LargeCap Equity Fund X (formerly ING Principal Protection Fund X), a series of ING Equity Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG

Boston, Massachusetts

August 14, 2009